Filed pursuant to Rule 424(b)(7)
Registration Statement No. 333-142472
PROSPECTUS SUPPLEMENT NO. 12
(to prospectus dated April 30, 2007)
3,927,120 Shares
First Industrial Realty Trust, Inc.
Common Stock
     This prospectus supplement supplements the prospectus dated April 30, 2007 (the “Prospectus”), relating to the potential offer and sale from time to time up to 3,927,120 shares of common stock of First Industrial Realty Trust, Inc.
     The table under the Selling Stockholders Section of the Prospectus is amended to replace the information regarding the named Selling Stockholder with the information set forth opposite its name below:

	Number of Shares		Number of Shares	Percentage of
	owned	Number of shares	owned after the	shares owned after
Name	before the offering	offered hereby	offering (2)	the offering (2)(3)
Sunrise Partners Limited Partnership (37)	245,445	245,445	0	+
     The table under the Selling Stockholders Section of the Prospectus is further amended to add the parties listed below to the list of Selling Stockholders:

	Number of Shares		Number of Shares	Percentage of
	owned	Number of shares	owned after the	shares owned after
Name	before the offering	offered hereby	offering (2)	the offering (2)(3)
Xaraf Capital Master Fund L.P. (40)	29,453	29,453	0	+

(40)	Christopher Walsh is the Vice President of Xaraf GP, LLC, the general partner of Xaraf Capital Master Fund L.P., and has sole voting and dispositive power over the Registered Securities.
     This prospectus supplement is not complete without, and may not be delivered or used except in connection with, the Prospectus dated April 30, 2007, including any supplements or amendments to such prospectus. The date of this prospectus supplement is August 7, 2009.